Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

12-28

Contacts:	Derrick Jensen, CFO Investors - Kip Rupp, CFA Media - Reba Reid Quanta Services, Inc. 713-629-7600

QUANTA SERVICES NAMES EARL C. “DUKE” AUSTIN, JR. CHIEF OPERATING OFFICER

Austin to Lead Company’s Operations in Growing Energy Markets

HOUSTON, Dec. 21, 2012 — Quanta Services, Inc. (NYSE: PWR) today announced that Earl C. “Duke” Austin, Jr., has been named chief operating officer. Effective Jan. 1, 2013, Austin will oversee Quanta’s domestic and international operations. Austin most recently held the title of president, Electric Power and Natural Gas and Pipeline Divisions, and has overseen power and pipeline operations since January 2011. In 2009, he joined the Quanta executive team from the company’s North Houston Pole Line operating unit to oversee the company’s pipeline operations.

“Under Duke’s leadership, Quanta has successfully grown its electric power and pipeline infrastructure services to meet the emerging and dynamic demands of the market while strengthening margins. His deep expertise and vast experience in the energy industry make him an important part of our strategic growth initiatives,” said Jim O’Neil, president and chief executive officer of Quanta Services. “In his new job, Duke will oversee the continued growth of Quanta as we maintain our leading position in the markets we serve.”

Austin, 43, brings more than two decades of industry experience to the position and represents the fourth generation of Austins to work in the electrical business. As president of North Houston Pole Line, Austin oversaw the company’s full range of electric power, gas and telecommunications infrastructure services and was instrumental in its rapid growth. Quanta acquired North Houston Pole Line in 2001.

Austin serves on the board of the Southwest Line Chapter of the National Electrical Contractors Association. He received a Bachelor of Arts in business management with an emphasis in accounting from Sam Houston State University.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power and natural gas and pipeline industries in North American and in certain international markets. Quanta’s comprehensive services include designing, installing, repairing and maintaining network infrastructure. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in certain markets and offers related design, procurement, construction and maintenance services. With operations throughout North America and in certain international markets, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.

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Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, market leadership, emerging opportunities, expanding markets, and Quanta’s strategic growth initiatives, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, the effects of industry, economic or political conditions outside of the control of Quanta; trends and growth opportunities in relevant markets; the potential to incur losses with respect to our operations; the ability to generate internal growth; the ability to successfully identify and complete acquisitions; the ability to effectively compete for new projects and market share; risks associated with operating in international markets; potential liabilities associated with multiemployer pension plans; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured; and the ability to capitalize on business opportunities and other factors affecting Quanta’s business generally, including risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2011 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.